Exhibit 10.2
SECOND AMENDMENT TO MASTER LEASE
This SECOND AMENDMENT TO MASTER LEASE (the “Amendment”) is entered into as of January 29, 2026 (the “Effective Date”), by and between ACE A PROPCO LLC, a Delaware limited liability company (“Aria Landlord”), ACE V PROPCO LLC, a Delaware limited liability company (“Vdara Landlord” and, individually or together with the Aria Landlord, as the context may require, “Landlord”), and MGM LESSEE III, LLC, a Delaware limited liability company (“Tenant”).
RECITALS
A.Landlord and Tenant have entered into that certain Master Lease dated as of September 28, 2021, as amended by that certain Amendment to Master Lease dated as of November 17, 2021 (the “Lease”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Lease.
B.Landlord and Tenant desire to amend the Lease to extend the date by which Tenant is obligated to spend certain unexpended Required CapEx on Qualifying CapEx from the expiration of the CapEx Testing Period ending December 31, 2025 until December 31, 2026 as more particularly set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definition of Deferred Capex Amount. The definition of “Deferred CapEx Amount” is hereby added immediately after the definition of “Debt Facilities” and before the definition of “Disclosure Documents” in Section 2.1:
““Deferred CapEx Amount”: The difference, if positive, of the Required CapEx for the CapEx Testing Period ending December 31, 2025, less the aggregate amount of Qualifying CapEx spent during such CapEx Testing Period ending December 31, 2025. Landlord and Tenant acknowledge and agree that the Deferred CapEx Amount is $21,802,243.”
2.Capex Reserve Account. Section 9.1(e)(i) shall be revised to add the following after the last sentence thereof:
“Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to deposit the Deferred CapEx Amount into the CapEx Reserve pursuant to this Section 9.1(e)(i) unless and until such Deferred CapEx Amount is not expended as provided in Section 9.1(e)(vi) hereof, in which case, any deficiency in spending the Deferred CapEx Amount as required by Section 9(e)(vi) hereof shall be required to be deposited into the CapEx Reserve, with any amounts not spent being subject to the CapEx Grace Period.”
3.Deferred CapEx Amount. The following new Section 9.1(e)(vi) shall be added to the Lease immediately after Section 9.1(e)(v):

“(vi)    During the CapEx Testing Period ending December 31, 2026, in addition to the Required CapEx for such CapEx Testing Period, Tenant is required to expend the Deferred CapEx Amount on Qualifying CapEx. Notwithstanding anything to the contrary contained herein, (x) any amount spent to satisfy the Deferred CapEx Amount shall not be included in the calculation of the amount of Required CapEx spent during any CapEx Testing Period and (y) any failure to satisfy the Deferred CapEx Amount shall have the same effect hereunder as a failure to satisfy Required CapEx (including without limitation, pursuant to Section 9.1(e) and Section 16.1(a)(xv)). For example, if the amount of Required CapEx required to be spent during the CapEx Testing Period ending December 31, 2026 is $300,000,000, Tenant shall be required to expend $21,802,243 on Qualifying CapEx during the CapEx Testing Period ending December 31, 2026, with any amounts not spent during such period subject to the CapEx Grace Period.”
4.Reaffirmation of Guaranty. By executing this Amendment, Guarantor acknowledges and agrees that (x) Tenant’s obligations under the Lease have been modified by this Amendment and therefore Guarantor’s Obligations (as defined in the Guaranty) have been modified by this Amendment and (y) Guarantor’s Obligations expressly include all of Tenant’s obligations with respect to any Deferred CapEx Amount. Guarantor hereby reaffirms the Guaranty and Guarantor’s Obligations thereunder, as modified by this Amendment.
5.No Further Amendment. The Lease shall remain in full force and effect, unmodified, except as expressly set forth herein.
6.Governing Law. Section 41.5 of the Lease is hereby incorporated into this Amendment and shall be applicable thereto.
7.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amendment to Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:
ACE A PROPCO LLC,
a Delaware limited liability company

By:	/s/ Justin Holtzman
Name:	Justin Holtzman
Title:	MD

ACE V PROPCO LLC,
a Delaware limited liability company

By:	/s/ Justin Holtzman
Name:	Justin Holtzman
Title:	MD

IN WITNESS WHEREOF, this Amendment to Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:
MGM LESSEE III, LLC,
a Delaware limited liability company By: CityCenter Holdings, LLC, as its sole member By: Project CC, LLC, as its managing member

By:	/s/ Jessica Cunningham
Name:	Jessica Cunningham
Title:	Assistant Secretary

GUARANTOR EXECUTES THIS AMENDMENT SOLELY FOR PURPOSES OF THE ACKNOWLEDGEMENT AND REAFFIRMATION OF GUARANTY CONTAINED IN SECTION 4 HEREOF.

GUARANTOR:
MGM RESORTS INTERNATIONAL,
a Delaware corporation

By:	/s/ Jessica Cunningham
Name:	Jessica Cunningham
Title:	SVP, Legal Counsel & Assistant Secretary